UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2011
FUEL TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33059 (Commission File Number)	20-5657551 (IRS Employer Identification No.)
Fuel Tech, Inc.
27601 Bella Vista Parkway
Warrenville, IL 60555-1617
630-845-4500
(Address and telephone number of principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement
A. On February 15, 2011, the Compensation and Nominating Committee (the “Committee”) of the Board of Directors of Fuel Tech, Inc. (the “Registrant” or “Fuel Tech”) adopted Fuel Tech’s 2011 Executive Officer Incentive Plan (the “EOIP”), including establishing the financial performance threshold for payout and the percentage of the incentive pool to be paid out to participants in the EOIP for 2011.
B. Participation in the EOIP is limited to Fuel Tech’s Chief Executive Officer, Executive Vice President, Worldwide Operations, Executive Vice President, Marketing and Sales, and Chief Financial Officer (each a “Participant”). The Committee, in its business discretion, may subjectively decide to designate additional full-time senior management employees to be Participants in the EOIP after consideration of the recommendations of Fuel Tech’s Chief Executive Officer.
C. The 2011 EOIP is structured as follows:
•	2011 EOIP payouts are based on Fuel Tech’s performance for three critical financial metrics — adjusted EBITDA (Adjusted EBITDA), Revenues and bookings for sales in Fuel Tech’s APC line of business (Bookings), as those terms are described below. An “Incentive Pool” may be created dependent on Fuel Tech’s financial performance pertaining to all or some of those metrics during the fiscal year. If the Incentive Pool is created, each Participant will be awarded his designated portion of the Incentive Pool by March 31, 2012.

•	Under the 2011 EOIP, a percentage of Adjusted EBITDA may be set aside in the Incentive Pool with respect to each fiscal year to provide for bonus payments based on performance in the following three categories: (i) Adjusted EBITDA, (ii) Revenue and (iii) APC Bookings. “Adjusted EBITDA” refers to earnings before interest expense, taxes, depreciation and amortization, profit sharing contributions, legal expenses out of the ordinary course of Fuel Tech’s business and incentive play (excluding sales commissions), “Revenue” refers to net sales, and “APC Bookings” refers to revenue from the sale of equipment or services in Fuel Tech’s APC line of business to which Fuel Tech has a contractual right pursuant to a purchase agreement executed after January 1, 2011.

•	No amounts will be payable under the 2011 EOIP unless Fuel Tech achieves the established minimum threshold of Adjusted EBITDA for 2011. Accordingly, if Fuel Tech’s financial performance for 2011 falls below the established minimum threshold of Adjusted EBITDA, there will be no payout under the 2011 EOIP of any kind, regardless of the annual Revenue or APC Bookings achieved. If Fuel Tech’s minimum threshold of Adjusted EBITDA is met, however, the percentage of Adjusted EBITDA set aside in the Incentive Pool rises pro rata incrementally based on actual combined performance for the Adjusted EBITDA, Revenues, and APC Bookings financial metrics up to an upper limit cap.

•	For 2011, the minimum performance thresholds for Adjusted EBITDA, Revenue and APC Bookings were set at $10.5 million, $85 million and $50 million, respectively. If the Adjusted EBITDA performance threshold is met, 0.75% of Adjusted EBITDA will be funded into the Incentive Pool; assuming Fuel Tech achieved two of the three performance thresholds, 1.25% of Adjusted EBITDA will be funded into the Incentive Pool; and, assuming Fuel Tech achieves all three performance thresholds, 1.75% of Adjusted EBITDA will be funded into the Incentive Pool.

•	If the minimum thresholds above are met, the percentage of Adjusted EBITDA funded into the Incentive Pool for the Adjusted EBITDA metric will rise incrementally at a rate equal to 0.1250% for each additional $500,000 in Adjusted EBITDA, subject to an overall cap of 2.25%; the percentage of Adjusted EBITDA funded into the Incentive Pool for Revenue will rise incrementally at a rate equal to 0.0625% for each additional $2.5 million in Revenue, subject to an overall cap of 1.0%; and the percentage of Adjusted EBITDA funded into the Incentive Pool for APC Bookings will rise incrementally at a rate equal to 0.0625% for each additional $2.5 million in APC Bookings, subject to an overall cap of 1.0%. Accordingly, the highest possible funding percentage for the Incentive Pool under the 2011 EOIP is 4.25% of Adjusted EBITDA.

•	If the performance thresholds under the 2011 EOIP are met, the Incentive Pool will be divided in accordance with the following participation percentages: 40% of the Incentive Pool being awarded to the Chief Executive Officer; 20% to the Executive Vice President, Worldwide Operations; 20% to the Executive Vice President, Marketing and Sales; and 20% to the Chief Financial Officer. Douglas G. Bailey is the Registrant’s Chief Executive Officer; Vincent J. Arnone is the Registrant’s Executive Vice President, Worldwide Operations, Robert E. Puissant is the Registrant’s Executive Vice President, Marketing and Sales; and David S. Collins is the Registrant’s Chief Financial Officer.

•	Both the payout vesting and allocation percentages for each Participant under the 2011 EOIP are formulaic, and do not involve any subjective evaluation of the performance of the Participants or other exercise of discretion by the Committee.
D. The actual amounts of fiscal 2011 cash bonuses earned, if any, for the Participants in the EOIP will be reported in the Registrant’s proxy statement for its 2012 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuel Tech, Inc. (Registrant)
Date: February 16, 2011
	By:	/s/ David S. Collins
David S. Collins
Senior Vice President, Chief Financial Officer and Treasurer